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                     SUBSIDIARIES OF THE REGISTRANT (10)


                                                                  EXHIBIT NO. 21



The following listing represents subsidiaries of the registrant as of February 27, 1998.

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Corporate Name                                   Incorporated In      Ownership
--------------                                   ---------------      ---------

Allfax Paper Products, Ltd.....................  England               100%(1)
Allfax UK, Ltd.................................  England               100%(1)
Anillos Plasticos de Mexico....................  Mexico                100%(2)
GBC Australia Pty. Ltd.........................  Australia             100%(3)
GBC Business Equipment Inc.....................  Florida               100%
GBC Canada, Inc................................  Canada                100%(3)
GBC Deutschland GmbH...........................  Germany               100%
GBC/Fordigraph Pty. Ltd........................  Australia             100%(4)
GBC France S.A.................................  France                100%(5)
GBC International, Inc.........................  Nevada                100%(6)
GBC Japan K.K..................................  Japan                 100%(3)
GBC Metals Corp................................  Nevada                100%
GBC Nederland B.V..............................  Netherlands           100%(3)
GBC Schweiz A.G................................  Switzerland           100%(3)
GBC United Kingdom Holdings, Ltd...............  England               100%(3)
GBC United Kingdom Limited.....................  England               100%(1)
General Binding Corporation Italia S.p.A.......  Italy                 100%(3)
Grupo GBC S.A. de C.V. (Mexico)................  Mexico                100%
Ibico A.G......................................  Switzerland           100%(3)
Ibico Benelux..................................  Netherlands           100%(7)
Ibico Canada...................................  Canada                100%(2)
Ibico Chile....................................  Chile                 100%(2)
Ibico England, Ltd.............................  England               100%(7)
Ibico France, S.A..............................  France                100%(7)
Ibico Germany, GmbH............................  Germany               100%(7)
Ibico Iberia S.A...............................  Spain                 100%(7)
Ibico, Inc.....................................  Illinois              100%(7)
Ibico Italia, S.R.L............................  Italy                 100%(7)
Ibico Portuguesa, Ltd..........................  Portugal              100%(7)
Ibico Singapore Holding, Ltd...................  Singapore             100%(7)
Ibico Singapore, Ltd...........................  Singapore             100%(8)


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
Interbinding GmbH......................   Germany        100%(7)
Mirabeau Contract Sales................   England        100%(l)
PBB&R S.A. de C.V......................   Mexico         100%(3)
Printing Wire Supplies, Ltd............   Ireland        100%(3)
Pro-Tech Engineering Co., Inc..........   Wisconsin      100%
Sickinger Company......................   Michigan       100%
U.S. RingBinder Corp...................   Massachusetts  100%
VeloBind, Incorporated.................   Delaware       100%
Champion Stationery Manufacturing
Company, Limited ......................   China           36%(9)
Ibico Scandinavia......................   Sweden          75%(7)
GMP Co., Ltd...........................   Korea           33%
Sun Kwong Metal Manufacturer Co., LTD..   China           49%(9)
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(1)  Subsidiary of GBC United Kingdom Holdings, Ltd
(2)  Subsidiary of Ibico, Inc.
(3)  Subsidiary of GBC International, Inc.
(4)  Subsidiary of GBC Australia Pty. Ltd.
(5)  Subsidiary of GBC Schweiz A.G.
(6)  Subsidiary of GBC Business Equipment Inc.
(7)  Subsidiary of Ibico A.G.
(8)  Subsidiary of Ibico Singapore Holding, Ltd.
(9)  Subsidiary of GBC Metals Corp.
(10) Certain insignificant subsidiaries have been excluded from Exhibit No. 21 under Rule 1-02(w) of Regulation S-X. These excluded subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.